Exhibit 99.77

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Daxor Corporation

We have audited the accompanying statement of assets and liabilities of Daxor Corporation (the “Company”), including the schedule of investments, as of December 31, 2013, and the related statements of operations and cash flows for the year then ended and the statements of changes in net assets and financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2013 by correspondence with the Company’s securities brokers. An audit also includes, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, the results of its operations and its cash flows for the year then ended and the changes in net assets and financial highlights for the for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Saddle Brook, NJ
February 28, 2014